SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Gentex Corporation
             (Exact name of registrant as specified in its charter)

                  Michigan                                   38-2030505
(State of Incorporation or Organization)                  (I.R.S. Employer
                                                         Identification No.)

600 N. Centennial Street, Zeeland, Michigan                    49464
 (Address of Principal Executive Offices)                    (Zip Code)

If   this   form   relates   to   the           If  this  form  relates  to  the
registration of a class of securities           registration   of  a  class   of
pursuant  to   Section 12(b)  of  the           securities pursuant  to  Section
Exchange Act and is effective pursuant          12(g) of  the  Exchange  Act and
to General Instruction A. (c),  please          is effective pursuant to General
check the following box. [ ]                    Instruction A. (d), please check
                                                the following box. [X]


Securities Act registration statement file number to which this form relates:
                                                  __________________________
                                                       (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange
         Title of Each Class                      on which Each Class
         to be so Registered                      is to be Registered

                 None                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                     Junior Preferred Stock Purchase Rights
                                (Title of class)

                                Page 1 of 6 Pages
                           Exhibit Index is on Page 7

Item 1.  Description of Securities To Be Registered

     The Board of Directors of Gentex Corporation, a Michigan corporation (the "Company"), declared a dividend payable August 30, 1991, of one right (a "Right") for each outstanding share of common stock, $.06 par value ("Common Stock") of the Company held of record at the close of business on that date (the "Record Date"), or issued thereafter and prior to the Separation Date (as hereinafter defined). The description and terms of the Rights are set forth in the Amended and Restated Shareholder Protection Rights Agreement effective August 26, 1991, between the American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), which has been amended and restated effective as of March 29, 2001 (the "Rights Agreement"). Each Right entitles its registered holder to purchase from the Company, after the Separation Date, one one-hundredth of a share of Junior Participating Preferred Stock ("Junior Preferred Stock"), for $110.00 (the "Exercise Price"), subject to adjustment.

     The Rights are evidenced by the Common Stock certificates until the close of business on the earlier of (i) the later of (A) the tenth day after the date on which any Person (other than the Company, a majority owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a majority owned Subsidiary of the Company, and certain other Persons as provided in the Rights Agreement) commences a tender or exchange offer which, if consummated, would result in such Person's becoming the Beneficial Owner of 15% or more of the outstanding shares of Common Stock (any Person having such Beneficial Ownership being referred to herein as an "Acquiring Person") and (B) such later date as the Board of Directors may from time to time fix by resolution adopted prior to the Separation Date, and (ii) the first date (the "Flip-In Date") of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such other than as a result of a Flip-over Transaction or Event (as defined below); provided that, if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Date, such offer shall be deemed never to have been made. The time described in either clause (i) or (ii) of the foregoing sentence shall be referred to herein as the "Separation Date." The Rights Agreement provides that, until the Separation Date, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Date but prior to the Separation Date shall evidence one Right for each share of Common Stock represented thereby and shall have printed thereon a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Date shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock at the Separation Date.

     The Rights will not be exercisable until the Business Day following the Separation Date. The Rights will expire on the earlier of (i) the close of business on March 29, 2011, and (ii) the date on which the Rights are redeemed as described below (the "Expiration Date").

     The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

     In the event that prior to the Expiration Date, a Flip-In Date shall occur, the Company shall take such action as shall be necessary to ensure and provide that, if permitted by applicable law, each Right (other than Rights beneficially owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with, and subject to, the terms of the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate Market Price, on the date of the public announcement of an Acquiring Person's becoming such (the "Stock Acquisition Date") that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, if permitted by applicable law, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any Affiliate or Associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Date (the "Exchange Ratio"). Immediately upon such action by the Board of Directors, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

     Whenever the Company shall become obligated as described in the preceding paragraph to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Junior Preferred Stock, at a ratio of one one-hundredth of a share of Junior Preferred Stock for each share of Common Stock so issuable.

     In the event that prior to the Expiration Date the Company enters into, consummates or permits to occur a transaction or series of transactions on or after the time when an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate or merge with or into the Acquiring Person or any Person acting together in any respect with the Acquiring Person, or the Acquiring Person or any other Person acting together in any respect with the Acquiring Person shall merge with or into the Company, (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or (B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to the Acquiring Person or any other Person acting together in any respect with the Acquiring Person (provided that for purposes of clauses (i) and (ii), but without limitation, a Person shall be deemed to be acting together in any respect with an Acquiring Person if such Person enters into any transaction of the type described in clause (i) or (ii) within one year after the time the Acquiring

Person has become such, unless (x) such transaction was initiated by the Company and (y) the Acquiring Person or any Person acting together in any respect with the Acquiring Person has not acquired control of the Board of Directors of the Company), (iii) any Acquiring Person shall (A) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets or liabilities (x) having an aggregate fair market value of more than $50,000,000 or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through  arms-length  negotiations with an unaffiliated  third party, (B)
receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (C) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $50,000,000 or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $50,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with a third party, or (iv) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1% (each of the transactions or events or series of transactions or events in clauses (i) through (iv) above being referred to herein as a "Flip-over Transaction or Event"), the Company shall take such action as shall be necessary to ensure, and shall not enter into, consummate or permit to occur any Flip-over Transaction or Event, unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity"), for the benefit of the holders of the Rights, providing that upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of common stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to the Rights Agreement. For purposes of the foregoing definition of "Flip-over Transaction or Event", the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company, and certain other persons as provided in the Rights Agreement), counted together as a single Person.

     The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, redeem all (but not less than all) the then outstanding Rights at a redemption price of $0.005 per Right subject to adjustment (the "Redemption Price"), as provided in the Rights Agreement. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

     The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights will not prevent a takeover of the Company. The Rights, however, may have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Stock unless the Rights are first redeemed by the Board of Directors of the Company. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders on or prior to the Flip-in Date, because the Rights can be redeemed before the consummation of such transaction.

     As of March 1, 2001, there were 74,360,238 shares of Common Stock issued and outstanding and 6,152,043 shares reserved for issuance pursuant to existing option and employee benefit plans. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached. The Company's Board of Directors has reserved for issuance upon exercise of the Rights 1,000,000 shares of Junior Participating Preferred Stock.

     The Rights Agreement (which includes as Exhibit A the form of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Adoption of Resolution Establishing the Junior Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto, including the definitions therein of certain terms. Whenever particular terms that are defined in the Rights
Agreement are referred to, it is intended that such defined terms shall be incorporated herein by reference.

Item 2.  Exhibits

     Form of Rights Agreement, dated as of August 26, 1991, as amended and restated effective March 29, 2001, between Gentex Corporation and American Stock Transfer & Trust Company, which includes as Exhibit A thereto the Form of Rights Certificate. Pursuant to the Rights Agreement, Rights Certificates will not be mailed until after the Separation Date.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      GENTEX CORPORATION


Dated: March 29, 2001                 By  /s/ Enoch Jen
                                          Enoch Jen
                                          Its Chief Financial Officer


538895v2

                                  EXHIBIT INDEX
                                  -------------
                                                                    Sequentially
Exhibit No.         Description                                    Numbered Page
-----------         -----------                                    -------------

    (1)             Amended  and  Restated  Shareholder                 8
                    Protection Rights Agreement,  dated
                    as of March 29, 2001  (the  "Rights
                    Agreement"),     between     Gentex
                    Corporation   (the  "Company")  and
                    American  Stock  Transfer  &  Trust
                    Company, as Rights Agent, including
                    as Exhibit A  the  form  of  Rights
                    Certificate   and  of  Election  to
                    Exercise and  as Exhibit B the form
                    of  Certificate  of   Adoption   of
                    Resolution  Establishing  Series of
                    Shares  of   Junior   Participating
                    Preferred   Stock of  the   Company

                              AMENDED AND RESTATED

                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT

                            effective August 26, 1999

                                       and

                         Amended and Restated effective

                                 March 29, 2001

                                     between

                               GENTEX CORPORATION

                                       and

                   AMERICAN STOCK TRANSFER AND TRUST COMPANY,

                                 as Rights Agent

                                TABLE OF CONTENTS


ARTICLE I - CERTAIN DEFINITIONS................................................1

       1.1      Certain Definitions............................................1

ARTICLE II - THE RIGHTS........................................................6

       2.1      Continuation of Rights Agent...................................6

       2.2      Legend on Common Stock Certificates............................6

       2.3      Exercise of Rights; Separation of Rights.......................7

       2.4      Adjustments to Exercise Price; Number of Rights................9

       2.5      Date on Which Exercise is Effective...........................10

       2.6      Execution, Authentication, Delivery and Dating
                of Rights Certificates........................................10

       2.7      Registration, Registration of Transfer and Exchange...........10

       2.8      Mutilated, Destroyed, Lost and Stolen Rights Certificates.....11

       2.9      Persons Deemed Owners.........................................12

       2.10     Delivery and Cancellation of Certificates.....................12

       2.11     Agreement of Rights Holders...................................12

ARTICLE III - ADJUSTMENTS TO THE RIGHTS IN THE EVENT
              OF CERTAIN TRANSACTIONS.........................................13

       3.1      Flip-in.......................................................13

       3.2      Flip-over.....................................................14

ARTICLE IV - THE RIGHTS AGENT.................................................15

       4.1      General.......................................................15

       4.2      Merger or Consolidation or Change of Name of Rights Agent.....16

       4.3      Duties of Rights Agent........................................16

       4.4      Change of Rights Agent........................................18

ARTICLE V - MISCELLANEOUS.....................................................18

       5.1      Redemption....................................................18

       5.2      Expiration....................................................19

       5.3      Issuance of New Rights Certificates...........................19

       5.4      Supplements and Amendments....................................19

       5.5      Fractional Shares.............................................19

       5.6      Rights of Action..............................................19

       5.7      Holder of Rights Not Deemed a Shareholder.....................20

       5.8      Notice of Proposed Actions....................................20

       5.9      Notices.......................................................20

       5.10     Suspension of Exercisability..................................21

       5.11     Costs of Enforcement..........................................21

       5.12     Successors....................................................21

       5.13     Benefits of this Agreement....................................21

       5.14     Descriptive Headings..........................................21

       5.15     Governing Law.................................................21

       5.16     Counterparts..................................................21

       5.17     Severability..................................................21

                                    EXHIBITS


     Exhibit A      Form of Rights Certificate
                    (Together with Form of Election of Exercise)

     Exhibit B      Form of Certificate of Adoption of Resolution
                    Establishing Series of Shares of Participating
                    Junior Preferred Stock

                              AMENDED AND RESTATED
                     SHAREHOLDER PROTECTION RIGHTS AGREEMENT


     AMENDED AND RESTATED SHAREHOLDER PROTECTION RIGHTS AGREEMENT (this "Agreement"), dated effective August 26, 1991, and amended and restated effective March 29, 2001, between GENTEX CORPORATION, a Michigan corporation (the "Company"), and AMERICAN STOCK TRANSFER AND TRUST COMPANY, as Rights Agent ("Rights Agent"), which term shall include any successor Rights Agent hereunder;

     WHEREAS, the Board of Directors of the Company (a) authorized and declared a dividend of one right ("Right") in respect of each share of Common Stock (as hereinafter defined) held of record as of the close of business on August 30, 1991 (the "Record Date") and (b) authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Date and prior to the Separation Date (as hereinafter defined);

     WHEREAS, each Right entitles the holder thereof after the Separation Date, to purchase securities of the Company (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein; and

     WHEREAS, the Company and the Rights Agent previously entered into an agreement dated August 26, 1991, whereby the Company appointed the Rights Agent to act on behalf of the Company, and the Rights Agent was willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to therein; and

     WHEREAS, the Company and the Rights Agent are authorized to supplement and amend such August 26, 1991 agreement between them pursuant to Section 5.4 of said agreement, and as such amend and restate said agreement to continue the Rights Agent acting on behalf of the Company in connection with the issuance, transfer, exchange, and replacement of Rights Certificates, the exercise of Rights and other matters referred to herein;

     NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

                         ARTICLE I - CERTAIN DEFINITIONS

     1.1 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates, is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term "Acquiring Person" shall not include (i) the Company, (ii) any Subsidiary of the Company,
(iii) any Person who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock, and (iv) any such Person who has reported or is required to report such ownership (but less than 20%) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock representing in excess of 14.9% of the outstanding Common Stock inadvertently or without knowledge of the terms of the Rights and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, provided, however, that if the Person described in this clause (iv) is required to so certify and fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day period. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Agreement, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Agreement, then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement. The determination of whether such a Person has become an Acquiring Person in an inadvertent manner, and the determination of whether the divestment of sufficient shares shall have been made as promptly as practicable after becoming an inadvertent Acquiring Person, shall be made by a majority vote of the Board of Directors of the Company.

     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement.

     A Person shall be deemed the "Beneficial Owner," and to have "Beneficial Ownership," of, and to "Beneficially Own," any securities as to which such Person or any of such Person's Affiliates or Associates is or may be deemed to be the beneficial owner pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as such Rules are in effect on the date of this Agreement, as well as any securities as to which such Person or any of such Person's Affiliates or Associates has the right to become Beneficial Owner (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner," or to have "Beneficial Ownership," of, or to "Beneficially Own," any security (i) solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange,
(ii) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Securities Exchange Act of 1934, except if such power (or the arrangements relating thereto) is then reportable under Item 6 of Schedule 13D under the Securities Exchange Act of 1934 (or any similar provision of a comparable or successor report), (iii) solely because of the grant by the

Company to such Person, in connection with the execution of an agreement to acquire the Company, of options to acquire such security, or (iv) held for or pursuant to the terms of any employee stock ownership or other employee benefit plan of the Company or a majority-owned Subsidiary of the Company. For purposes of this Agreement, in determining the percentage of the outstanding shares of Common Stock with respect to which a Person is the Beneficial Owner, all shares as to which such Person is deemed the Beneficial Owner shall be deemed outstanding.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, or Zeeland, Michigan, are generally authorized or obligated by law or executive order to close.

     "Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business
Day) at which the offices of the transfer agent for the Common Stock (or, after the Separation Date, the offices of the Rights Agent) are closed to the public.

     "Common Stock" shall mean the shares of Common Stock, $.06 par value, of the Company.

     "Exercise Price" shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $110.00.

     "Expiration Date" shall mean the earlier of (i) the Redemption Time or (ii) the close of business on March 29, 2011.

     "Flip-in Date" shall mean any Stock Acquisition Date which is not the result of a Flip-over Transaction or Event or such later date (not beyond the thirtieth day after such Stock Acquisition Date) as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Flip-in Date.

     "Flip-over Stock" of any Person shall mean the capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

     "Flip-over Transaction or Event" shall mean a transaction or series of transactions after the time when an Acquiring Person has become such in which, directly or indirectly, (i) the Company shall consolidate with or merge with or into the Acquiring Person or any other Person acting together in any respect with the Acquiring Person, or the Acquiring Person or any other Person acting together in any respect with the Acquiring Person shall merge with or into the Company, (ii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) assets (A) aggregating more than 50% of the assets (measured by either book value or fair market value) or
(B) generating more than 50% of the operating income or cash flow, of the Company and its Subsidiaries (taken as a whole) to the Acquiring Person or any other Person acting together in any respect with the Acquiring Person (provided that for purposes of clauses (i) and (ii), but without limitation, a Person shall be deemed to be acting together in any respect with an Acquiring Person if such Person enters into any transaction of the type described in clause (i) or (ii) within one year after the time the Acquiring Person has become such, unless (x) such transaction was initiated by the Company and (y) the Acquiring Person or any Person acting together in any respect with the Acquiring Person has not acquired control of the Board of Directors of the Company), (iii) any Acquiring Person shall (A) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, to, from, or with, as the case may be, the Company or any of its Subsidiaries, over any period of 12 consecutive calendar months, assets or liabilities (x) having an aggregate fair market value of more than $50,000,000, or (y) on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with an unaffiliated third party, (B) receive any compensation for services from the Company or any of its Subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (C) receive the benefit, directly or indirectly (except proportionately as a shareholder), over any period of 12 consecutive calendar months, of any loans, advances, guarantees, pledges, insurance, reinsurance or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries involving an aggregate principal amount in excess of $50,000,000, or an aggregate cost or transfer of benefits from the Company or any of its Subsidiaries in excess of $50,000,000 or, in any case, on terms and conditions less favorable to the Company than the Company would be able to obtain through arms-length negotiations with a third party, or (iv) as a result of any reclassification of securities (including any reverse stock split), or recapitalization, of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person), the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person is increased by more than 1%. For purposes of the foregoing description, the term "Acquiring Person" shall include any Acquiring Person and its Affiliates and Associates (other than the Company, a wholly owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or a wholly owned Subsidiary of the Company), counted together as a single Person.

     "Junior Preferred Stock" shall mean the series of Junior Participating Preferred Stock, without par value, of the Company created by a Certificate of Adoption of Resolution establishing a series of shares of preferred stock of the Company in substantially the form set forth in Exhibit B hereto appropriately completed.

     "Market Price" per share of any security on any date (the "Determination Date") shall mean the arithmetic average of the daily closing prices per share of such security (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding the Determination Date; provided, however, that if an event of a type analogous to any of the events described in Section 2.4 hereof shall have caused the closing price on one or more Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on the Determination Date, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on the Determination Date. The closing price per share of any security on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is reported on such date, the average of the closing bid and asked prices, regular way, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if such security is not listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934) as then reports trading information concerning such security, or, if on any such date such security is not listed or admitted to trading on any national securities exchange or quoted by any such organization, the average of the closing bid and asked prices as furnished by any registered securities dealer that is a market maker (as such term is used under the Securities Exchange Act of 1934) in such security and which is selected by the Board of Directors of the Company; provided, however, that if on any such date such security is not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price of such security on such date shall mean the fair value of such security on such date as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

     "Person" shall mean any individual, firm, partnership, association, group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as such Rule is in effect on the date of this Agreement), corporation, or other entity.

     "Record Date" shall mean August 30, 1991.

     "Redemption Price" shall mean an amount equal to $0.005.

     "Redemption Time" shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1 hereof.

     "Separation Date" shall mean the close of business on the earlier of (i) the later of (A) the tenth day after the date on which any Person (other than the Company, a majority-owned Subsidiary of the Company or an employee stock ownership or other employee benefit plan of the Company or of a majority-owned Subsidiary of the Company) commences a tender or exchange offer which, if consummated, would result in such Person's becoming an Acquiring Person, or (B) such later date as the Board of Directors of the Company may from time to time fix by resolution adopted prior to the Separation Date, or (ii) the Flip-in Date; provided that, if the foregoing results in the Separation Date being prior to the Record Date, the Separation Date shall be the Record Date and provided further that, if any tender or exchange offer referred to in clause (i) of this definition is cancelled, terminated or otherwise withdrawn prior to the Separation Date, such offer shall be deemed, for purposes of this definition, never to have been made. Notwithstanding the foregoing, any tender or exchange offer referred to in clause (i) of this definition that has been approved by the Board of Directors of the Company prior to such offer being made to the Company's shareholders, shall not cause the occurrence of a Separation Date.

     "Stock Acquisition Date" shall mean the first date of public announcement by the Company (by any means) or by an Acquiring Person (by means of filing a Schedule l3D under the Securities Act of 1934 [or any comparable or successor report or schedule] or an amendment thereto) that an Acquiring Person has become such.

     "Subsidiary" of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities ordinarily having voting power in respect of the election of directors (or other Persons similarly responsible for the direction of the business and affairs) of such corporation or other entity, or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person.

     "Trading Day," when used with respect to any security, shall mean a day on which the New York Stock Exchange, Inc. is open for the transaction of business or, if such security is not listed or admitted to trading on the New York Stock Exchange, Inc., a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

                             ARTICLE II - THE RIGHTS

     2.1 Continuation of Rights Agent. The Company hereby approves the Rights Agent continuing to act as agent for the Company and the Rights Agent hereby agrees to continue as an agent for the Company and the holders of Rights.

     2.2 Legend on Common Stock Certificates. Certificates for the Common Stock issued after the Record Date but prior to the Separation Date shall evidence one Right for each share of Common Stock represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend (or any other legend as shall be approved from time to time by the Board of Directors of the Company):

       Until the Separation Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of August 26, 1991, as amended and restated effective March 29, 2001 (as such may be amended from time to time, the "Rights Agreement"), between Gentex Corporation (the "Company") and American Stock Transfer & Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Record Date shall evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend, and notwithstanding other legends than the above legend.

     2.3 Exercise of Rights; Separation of Rights.

          (a) Subject to adjustment as herein set forth, each Right will entitle the holder thereof, after the Separation Date, to purchase, for the Exercise Price, one one-hundredth of a share of Junior Preferred Stock.

          (b) Until the Separation Date, (i) no Right may be exercised and (ii) each Right will be evidenced by the certificate for the associated share of Common Stock and will be transferable only together with, and will be transferred by a transfer of, such associated share. Notwithstanding any other provision of this Agreement, any Rights held by the Company or any of its Subsidiaries other than in a fiduciary capacity shall not be exercisable. Nothing in the preceding sentence shall be construed as limiting the right of the Company and it Subsidiaries to acquire or transfer Rights.

          (c) Subject to the terms and conditions herein set forth, after the Separation Date and prior to the Expiration Date, the Rights (i) may be exercised and (ii) may be transferred independently of the shares of Common Stock in respect of which they were originally issued. Promptly following the Separation Date, the Rights Agent will mail to each holder of record of Common Stock as of the Separation Date, at such holder's address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a "Rights Certificate") in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Date and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national securities exchange or other self-regulatory organization (as such terms are used under the Securities Exchange Act of 1934) on which the Rights may from time to time be listed or through which the Rights may from time to time be traded, or to conform to usage, and (y) a disclosure statement describing the Rights.

          (d) Subject to Sections 2.3(b) and 5.10, Rights may be exercised on any Business Day after the Separation Date and prior to the Expiration Date by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised together with a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

          (e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d) above, and subject to the conditions set forth in this Agreement, the Rights Agent will thereupon promptly (i) (A) requisition from a transfer agent for the stock or other securities purchasable upon exercise of the Rights certificates evidencing such number of shares or other securities to be purchased (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions) and (B) if the Company elects pursuant to Section 5.5 hereof not to issue certificates representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased or requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with
     Section 5.5 hereof and (ii) after receipt of such certificates, depositary receipts and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates or depositary receipts) in such name or names as may be designated by such holder.

          (f) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

          (g) The Company covenants and agrees that it will (i) cause to be kept available until the Expiration Date out of its authorized and unissued shares of capital stock a number of shares of preferred stock that will be sufficient to permit the creation and establishment of the Junior Preferred Stock and the exercise in full of all outstanding Rights; (ii) immediately upon the occurrence of the Separation Date, file with the Michigan Department of Consumer & Industry Services a Certificate of Adoption of
     Resolution establishing a series of shares in substantially the form set forth in Exhibit B hereto and take all such further action as may be necessary to create and establish the Junior Preferred Stock; (iii) take all such action as may be necessary to ensure that all shares delivered upon exercise of Rights shall, at the time of delivery thereof (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable; (iv) take all such action as may be necessary to ensure that all securities other than shares delivered upon exercise of Rights shall, at the time of delivery thereof (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and valid and binding obligations of the issuer thereof; (v) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; (vi) use its best efforts to cause all shares and other securities issued upon exercise of Rights to be listed on a national securities exchange or traded in the over-the-counter market, as reported by NASDAQ or another self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934), upon issuance; and (vii) pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided that the Company shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights

     Certificates or the issuance or delivery of certificates for shares in a name other than that of the holder of the Rights being transferred or exercised.

     2.4 Adjustments to Exercise Price; Number of Rights.

          (a) In the event the Company shall at any time after the Record Date and prior to the Separation Date (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock (the "Expansion Factor") that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

          In the event the Company shall at any time after the Record Date and prior to the Separation Date issue any shares of Common Stock otherwise than in a transaction referred to in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such share.

          (b) In the event the Company shall at any time after the Record Date and prior to the Separation Date issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to a regular periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or binding share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors of the Company, in its sole discretion, may deem to be appropriate under the circumstances in order to adequately protect the interests of the holders of Rights generally, and the Company and the Rights Agent shall amend this Agreement as necessary to provide for such adjustments.

          (c) Each  adjustment  to the  Exercise  Price  made  pursuant  to this
     Section 2.4 shall be calculated to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (iii) mail a brief summary thereof to each holder of Rights.

          (d) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

     2.5 Date on Which Exercise is Effective. Each person in whose name any certificate for shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

     2.6 Execution, Authentication, Delivery and Dating of Rights Certificates.

          (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, or one of its Vice Presidents, and by its Secretary or Treasurer. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

          Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

          Promptly after the Company learns of the Separation Date, the Company will notify the Rights Agent of such Separation Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to
     Section 2.3(c) hereof. No Rights Certificate shall be valid for any purpose until manually countersigned by the Rights Agent.

          (b)   Each   Rights   Certificate   shall   be   dated   the  date  of
     countersignature thereof.

     2.7 Registration, Registration of Transfer and Exchange.

          (a) After the Separation Date, the Company will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Date as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Date.

          After the Separation Date and prior to the Expiration Date, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.7(c) below, the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

          (b) Except as otherwise provided in Section 3.1(b) hereof, all Rights issued upon any registration, transfer, or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

          (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

          (d) The Company shall not be required to register the transfer or exchange of any Rights after the Rights have been redeemed under Section
     5.1 hereof or become void pursuant to Section 3.1(b) hereof.

     2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates.

          (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Date, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new
     Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

          (b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Date (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

          (c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

          (d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

     2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Date, such Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Date, the associated shares of Common Stock).

     2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10, except as expressly permitted by this Agreement. The Rights Agent shall return all cancelled Rights Certificates to the Company.

     2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

          (a) prior to the Separation Date, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

          (b) after the Separation Date, the Rights Certificates will be transferable only on the Rights Register as provided herein;

          (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

          (d) Rights beneficially owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become void; and

          (e) this Agreement may be supplemented or amended from time to time pursuant to Section 2.4(b) or 5.4 hereof.

              ARTICLE III - ADJUSTMENTS TO THE RIGHTS IN THE EVENT
                             OF CERTAIN TRANSACTIONS

     3.1 Flip-in.

          (a) In the event that prior to the Expiration Date a Flip-in Date shall occur, then, if applicable law permits Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, the Company shall take such action as shall be necessary to ensure and provide that, except as provided below, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.10 hereof), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Common Stock).

          (b) Notwithstanding the foregoing, to the extent permitted by applicable law, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by an Acquiring Person or an Affiliate or Associate thereof or by any transferee, direct or indirect, of any of the foregoing shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise or transfer such Rights. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same does not complete the certification set forth at the end of the form of assignment or notice of election to exercise and provide such additional evidence of the identity of the Beneficial Owner and its Affiliates and Associates (or former Beneficial Owners and their Affiliates and Associates) as the Company shall reasonably request, then the Company shall be entitled to conclusively deem the Beneficial Owner thereof to be an Acquiring Person or an Affiliate or Associate thereof or a transferee of any of the foregoing and accordingly will, to the extent permitted by applicable law, deem the Rights evidenced thereby to be void and not transferable or exercisable.

          (c) The Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, but only if applicable law permits Rights owned by certain Persons referred to in Section 3.1(b) hereof to become void pursuant to the provisions thereof, elect to exchange all (but not less than all) the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in order to protect the interests of holders of Rights generally in the event that after the Separation Date an event of a type analogous to any of the events described in Section

     2.4(a) or (b) shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the "Exchange Ratio").

          Immediately upon the action of the Board of Directors of the Company electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

          (d) Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Junior Preferred Stock, at a ratio of one one-hundredth of a share of Junior Preferred Stock for each share of Common Stock so issuable.

          (e) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Junior Preferred Stock of the Company to permit the exercise or exchange in full of the Rights in accordance with Section 3.1(a) or (c), the Company shall either (i) cause sufficient additional shares to be authorized (provided that if such authorization is not obtained, the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be necessary to ensure and provide, to the extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date to which it is a party, that each Right shall thereafter constitute the right to receive, (x) at the Company's option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or
     (y) if the Board of Directors of the Company elects to exchange the Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors of the Company, after consultation with a nationally recognized investment banking firm.

     3.2 Flip-over.

          (a) Prior to the Expiration Date the Company shall not enter into any agreement with any Acquiring Person with respect to, or consummate or permit to occur, any Flip-over Transaction or Event, unless and until it shall have entered into a supplemental agreement with the Person engaging in such Flip-over Transaction or Event (the "Flip-over Entity") for the benefit of the holders of the Rights, providing that, upon consummation or occurrence of the Flip-over Transaction or Event (i) each Right shall thereafter constitute the right to purchase from the Flip-over Entity, upon exercise thereof in accordance with the terms hereof, that number of shares of Flip-over Stock of the Flip-over Entity having an aggregate Market Price on the date of consummation or occurrence of such Flip-over Transaction or Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.4(a) or (b) shall have occurred with respect to the Flip-over Stock) and (ii) the Flip-over Entity shall thereafter be liable for, and shall assume, by virtue of such Flip-over Transaction or Event and such supplemental agreement, all the obligations and duties of the Company pursuant to this Agreement. The provisions of this Section 3.2 shall apply to successive Flip-over Transactions or Events.

          (b) Prior to the Expiration Date, unless the Rights will be redeemed pursuant to Section 5.1 hereof in connection therewith, the Company shall not enter into any agreement with respect to, or consummate or permit to occur, any Flip-over Transaction or Event if at the time thereof there are any rights, warrants or securities outstanding or any other arrangements, agreements or instruments which would eliminate or otherwise diminish in any respect the benefits intended to be afforded by this Rights Agreement to the holders of Rights upon consummation or occurrence of such transaction or event.

                          ARTICLE IV - THE RIGHTS AGENT

     4.1 General.

          (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation as shall be agreed to in writing from time to time for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses (including expenses incurred by the Rights Agent under Section 4.4) and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for securities purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

     4.2 Merger or Consolidation or Change of Name of Rights Agent.

          (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case, at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President and by the Secretary or the Treasurer of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

          (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery thereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.4, 3.1 or 3.2 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President and the Secretary or the Treasurer of the Company, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

          (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. The Company may remove the Rights Agent upon 60 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Company), then the holder of any Rights or the Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state in the United States, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Agreement. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                            ARTICLE V - MISCELLANEOUS

     5.1 Redemption.

          (a) The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price. The aggregate Redemption Price paid to the holders of odd numbers of Rights shall be rounded upward to the next largest whole cent.

          (b) Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash. Promptly after the action of the Board of Directors electing to redeem, and thereby redeeming, the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

     5.2 Expiration. No Person shall have any rights pursuant to this Agreement or any Right after the Expiration Date, except, if the Rights are redeemed, as provided in Section 5.1 hereof.

     5.3 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

     5.4 Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holders of Rights (i) in any respect prior to the Flip-in Date (other than to change the Redemption Price or the Expiration Date, except as contemplated elsewhere herein) (ii) to make any changes following the close of business on the Flip-in Date which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or (iii) in order to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with any other provisions herein or otherwise defective. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company which satisfies the terms of the preceding sentence.

     5.5 Fractional Shares. If the Company elects not to issue certificates representing fractional shares upon exercise of Rights, the Company shall, in lieu thereof, (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the same fraction of the Market Price (determined as of the date of exercise) of one share of the stock issuable upon such exercise.

     5.6 Rights of Action. Subject to the terms of this Agreement, rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this

Agreement and will be entitled to specific performance of the obligations under,
and  injunctive   relief  against  actual  or  threatened   violations  of,  the
obligations of any Person subject to this Agreement.

     5.7 Holder of Rights Not Deemed a Shareholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.8 hereof), or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

     5.8 Notice of Proposed Actions. In case the Company shall propose after the Separation Date and prior to the Expiration Date (i) to effect or permit (in cases where the Company's permission is required) occurrence of any Flip-in Date or Flip-over Transaction or Event or (ii) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 5.9 hereof, a notice of such proposed action, which shall specify the Flip-in Date or the date on which such Flip-over Transaction or Event, liquidation, dissolution, or winding up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of the taking of such proposed action.

     5.9 Notices. Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Gentex Corporation
                  600 N. Centennial
                  Zeeland, MI  49464

Any notice or demand authorized or required by this Agreement to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY  10005

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

     5.10 Suspension of Exercisability. To the extent that the Company determines in good faith that some action need be taken pursuant to Section 3.1(e) or to comply with federal or state securities laws, the Company may suspend the exercisability of the Rights for a period of up to ninety (90) days following the date of the occurrence of the Separation Date or the Flip-in Date in order to take such action or comply with such laws. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability of the Rights has been temporarily suspended.

     5.11 Costs of Enforcement. The Company agrees that if the Company or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfill any of its obligations pursuant to this Agreement, then the Company or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce such holder's rights pursuant to any Rights or this Agreement.

     5.12 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     5.13 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

     5.14  Descriptive   Headings.   Descriptive   headings  appear  herein  for
convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     5.15 Governing Law. This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the State of Michigan and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     5.16 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5.17 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        GENTEX CORPORATION


                                        By __________________________
                                           Enoch Jen
                                           Its Chief Financial Officer



                                        AMERICAN STOCK TRANSFER &
                                        TRUST COMPANY


                                        By __________________________
                                           Carolyn B. O'Neill
                                           Its ______________________



538960v2

                                    EXHIBIT A

[Form of Rights Certificate]

Certificate No. _______                                         _________ Rights

        THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES OR ASSOCIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

                               Rights Certificate

                               GENTEX CORPORATION

     This certifies that ___________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Amended and Restated Shareholder Protection Rights Agreement, effective August 26, 1991, and amended and restated effective March 29, 2001 (as such may be amended from time to time, the "Rights Agreement"), between Gentex Corporation, a Michigan corporation (the "Company"), and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent," which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Separation Date (as such term is defined in the Rights Agreement) and prior to the close of business on March 29, 2011, one one-hundredth of a fully paid share of Junior Participating Preferred Stock, without par value (the "Junior Preferred Stock"), of the Company (subject to adjustment as provided in the Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent. The Exercise Price shall initially be $110.00 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, the Rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or shares of capital stock of the Company other than Junior Preferred Stock, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available without cost upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances at its option at a redemption price of $0.005 per Right, or (b) exchanged by the Company under certain circumstances at its option for one share of Common Stock or one one-hundredth of a share of Junior Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date: ______________________, 20____         GENTEX CORPORATION



ATTEST:                                      By _______________________________

                                                Its ___________________________
______________________________

Its Secretary

Countersigned:
AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Rights Agent

By: __________________________

    Authorized Signatory

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

        (To be executed by the registered holder if such holder desires to transfer the Rights Certificates.)

     FOR VALUE  RECEIVED  _______________________________________  hereby sells, assigns and transfers unto _____________________________________________________
________________________________________________________________________________

                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________, 20___.



Signature Guaranteed:                              ___________________________
                                                   Signature
                                                   (Signature must correspond to
                                                   name as written upon the face
                                                   of this Rights Certificate in
                                                   every   particular,   without
                                                   alteration or  enlargement or
                                                   any change whatsoever)


     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                   ----------------------------------------------
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).



                                                  _____________________________
                                                  Signature


                   ---------------------------------------------
                                     NOTICE

     In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                   [To be attached to each Rights Certificate]

                          FORM OF ELECTION TO EXERCISE

                      (To be executed if holder desires to
                        exercise the Rights Certificate.)

TO:  GENTEX CORPORATION

     The undersigned hereby irrevocably elects to exercise _______________ whole Rights represented by the attached Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:


          ___________________________________
          Address: __________________________
          ___________________________________
          Social Security or Other Taxpayer
          Identification Number: ____________


If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

          ___________________________________
          Address: __________________________
          ___________________________________
          Social Security or Other Taxpayer
          Identification Number: ____________


Dated: __________________, 20___


Signature Guaranteed:                              ___________________________
                                                   Signature
                                                   (Signature must correspond to
                                                   name as written upon the face
                                                   of this Rights Certificate in
                                                   every   particular,   without
                                                   alteration or  enlargement or
                                                   any change whatsoever)

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

             ---------------------------------------------------------
                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                             ________________________________
                                             Signature


               ----------------------------------------------------
                                     NOTICE

     In the event the certification set forth above is not completed in connection with a purported exercise of the Rights, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

                                    EXHIBIT B

                      CERTIFICATE OF ADOPTION OF RESOLUTION
                       DESIGNATING AND PRESCRIBING RIGHTS,
                         PREFERENCES AND LIMITATIONS OF
                     JUNIOR PARTICIPATING PREFERRED STOCK OF
                               GENTEX CORPORATION

     The undersigned corporation executes the following certificate pursuant to the provisions of Section 302, Act 284, Public Acts of 1972, as amended:

     A. The name of the Corporation is Gentex Corporation (the "Company").

     B. The Corporation  Identification  Number (CID) assigned by the Bureau is:
085-536.

     C. The location of the registered office is 600 N. Centennial, Zeeland, Michigan 49464.

     D. The following is a true and correct copy of a resolution designating and prescribing the relative rights, preferences and limitations of the Company's Junior Participating Preferred Stock, which was duly adopted by the Board of Directors on March 2, 2001:

          RESOLVED, that there is hereby established a series of Preferred Stock, without par value, of the Company, and the designation and certain powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

          1. Designation and Amount. The distinctive serial designation of this series shall be "Junior Participating Preferred Stock" (hereinafter called "this Series"). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative. The number of shares in this Series shall initially be One Million (1,000,000), which number may from time to time be increased or decreased (but not below the number then outstanding plus the number of shares issuable upon exercise of outstanding options, rights, or warrants or upon conversion of any outstanding securities issued by the Company convertible into shares of this series) by the Board of Directors. Shares of this Series purchased by the Company shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.

          2. Dividends and Distributions.

               (i) The holders of shares of this Series, in preference to the holders of Common Stock and of any other stock ranking junior to this Series, shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 10th day of February, May, August, and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of this Series, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of
          (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share of this Series, or fraction thereof. In the event the Company shall at any time after March 29, 2001, declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) The Company shall declare a dividend or distribution on the shares of this Series as provided in subparagraph (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the shares of this Series shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

               (iii) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the date of issue of such shares, unless the date of issue of such shares is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

          3. Voting Rights. The holders of shares of this Series shall have the following voting rights:

               (i) Subject to the provision for adjustment hereinafter set forth, each share of this Series shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time after March 29, 2001, declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (ii) Except as otherwise provided herein, in any other Certificate of Adoption of a Resolution creating a series of Preferred Shares or by law, the holders of shares of this Series and the holders of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Company.

               (iii) Except as otherwise provided herein or by law, the holders of shares of this Series shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Company having general voting rights as set forth herein) for taking any corporate action.

          4. Certain Restrictions.

               (i) Whenever quarterly dividends or other dividends or distributions payable on the shares of this Series as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Company shall not:

                    (a)   declare   or  pay   dividends,   or  make  any   other
               distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation) to the shares of this Series;

                    (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation) with the shares of this Series, except dividends paid ratably on the shares of this Series and all such parity stock on which dividends are payable

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
               or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation) to the shares of this Series, provided that the Company may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (both as to dividends and upon liquidation) to the share of this Series; or

                    (d) redeem or purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity with the shares of this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (ii) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. Reacquired Shares. Any shares of this Series purchased or otherwise acquired by the Company in any manner whatsoever shall constitute authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Resolution creating a series of Preferred Stock or as otherwise required by law.

          6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the Company, no distribution shall be made
     (a) to the holders of shares of stock, ranking junior (either as to dividends or upon liquidation), to the shares of this Series unless, prior thereto, the holders of shares of this Series shall have received the greater of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Stock, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation) with the shares of this Series, except distributions made ratably on the shares of this Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution, or winding up. In the event the Company shall at any time after March 29, 2001, declare or pay any dividend on the Common Stock payable in Common Stock, or effect a subdivision or

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
     combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of this Series were entitled immediately prior to such event under clause (a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          7. Consolidation, Merger, Exchange, Etc. In the event the Company shall enter into any consolidation, merger, combination, statutory share exchange, or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money, and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after March 29, 2001, declare or pay any dividend on Common Stock payable in Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of this Series shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          8. No Redemption. The shares of this Series shall not be redeemable.

          9. Rank. The shares of this Series shall rank junior in terms of a dividend and liquidation rights to all other series of the Company's Preferred Stock hereinafter issued that specifically provide that they shall rank senior to the shares of this Series.

          10. Fractional Shares. Shares of this Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of the shares of this Series.

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
     IN  WITNESS  WHEREOF,   the  undersigned  have  signed  and  attested  this
certificate on the _____ day of ___________________, 2001.


                                          GENTEX CORPORATION


                                          By _______________________________

                                             Its____________________________

Attest:


_______________________________

Its Secretary

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